UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2012

AAA BEST CAR RENTAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170128	27-3038945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 E 16th Street, Paterson, NJ		07524
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(973) 851-6863

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 4, 2012, Suresh Gupta, our former director and officer, entered into a share purchase agreement with Atlantic and Pacific Communications Inc., wherein Atlantic and Pacific Communications Inc. has agreed to purchase 8,000,000 shares of our common stock, owned by Suresh Gupta, for a purchase price of $50,000.

In conjunction with the sale of his share, Mr. Gupta also provided our company with a release from any liabilities owed to him as of January 4, 2012.  A copy of the release is attached to this Current Report as Exhibit 10.2.

Item 5.01	Changes in Control of Registrant

On January 4, 2012, Atlantic and Pacific Communications Inc. acquired a total of 8,000,000 shares of our common stock from Suresh Gupta, our former director and officer, in a private transaction for an aggregate total of $50,000. The funds used for this share purchase were Atlantic and Pacific Communications Inc.’s personal funds.  Atlantic and Pacific Communications now owns approximately 76.9% of our company’s issued and outstanding shares of common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2012, Suresh Gupta resigned as president, secretary, treasurer and director of our company.  Mr. Gupta’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Gupta’s resignation, we appointed Brian W. Dicks as president, secretary, treasurer and director of our company to fill the ensuing vacancy, effective January 4, 2012.

Brian W. Dicks

Mr. Dicks brings thirty years of senior management experience in financial and corporate governance within the private sector.  From 2001 to 2008, he was a financial advisor at the Financial Planning Services Ltd., a company that offers independent financial advice and solutions for both individual and business clients in Corner Brook, Newfoundland and Labrador, Canada.  As a financial advisor his primary duty and responsibility included providing corporate and individual financial planning services.  Service areas included insurance brokerage, investment management, retirement planning, group/individual pension plans, group/individual health plans.

Since 2008, Mr. Dicks has been a financial advisor at Alliance Financial Inc., a financial management solutions company with an emphasis on products and services to support corporate and personal financial planning requirements in the province of Newfoundland and Labrador, Canada.  As a financial advisor his duties and responsibilities includes providing corporate and individual financial planning services.  Service areas include insurance brokerage, investment management, retirement planning, group/individual pension plans, group/individual health plans.

Since 2009, Mr. Dicks has been the vice president of Visible Innovation Inc., a company that manufactures photoluminescent products in Corner Book, Newfoundland and Labrador, Canada.  As the vice president his primary duty and responsibility includes the conducting of market research and establishment of a distribution network throughout North America for line of Building and Marine sector code compliant photoluminescent safety products. Additional responsibilities include preparing a marketing business plan to support funding requirements.

We appointed Brian Dicks as an officer and director of our company because of his extensive experience in financial planning and management.

Our board of directors consists solely of Brian W. Dicks.  There have been no transactions between our company and Mr. Dicks since the company’s last fiscal year which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

Item 9.01	Financial Statements and Exhibits
10.1	Share Purchase and Exchange Agreement dated January 4, 2012

10.2	Release dated January 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAA BEST CAR RENTAL INC.

/s/ Brian W. Dicks
Brian W. Dicks
President and Director

Date:	January 12, 2012